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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 22, 2007

                              Dujour Products, Inc.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   000-52419
                            (Commission File Number)

                                   77-0643398
                        (IRS Employer Identification No.)

                              West 2809 Longfellow
                            Spokane, Washington 99205
               (Address of principal executive offices)(Zip Code)

                                 (604) 761-1248
               Registrant's telephone number, including area code



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
          Appointment of Principal Officers

At a special meeting of the Board of Directors of Dujour Products, Inc., held on January 22, 2007 the Board of Directors appointed Douglas Blackman to the Board of Directors.

Mr. Blackman is a lawyer with over 20 years in the Oil and Gas industry. Mr. Blackman's extensive experience includes negotiations in production and exploration contracts and off-field business transactions. He was Legal Counsel for Petrocorp (New Zealand) where he was responsible for all their oil and gas contracts. Prior to this position Mr. Blackman was Legal Manager of the Law Department for BP Canada, representing Suncor Inc. on the Mineral Rights Committee of the Canadian Petroleum Association. In the late 1980's Mr. Blackman was a consultant with Esso Canada Resources, where he was instrumental on Esso's successful $700 million takeover of Sulpetro Canada. Doug Blackman, received his BA from Trent University, Peterborough, Ontario in 1972 and his LLB from Law School, University of Ottawa in 1975.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Dujour Products, Inc,
                                             (Registrant)


Date:  January 24, 2007                      By:  /s/ Adrian Crimeni
                                                --------------------------------
                                                Name:  Adrian Crimeni
                                                Title: Chief Executive Officer

















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